UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 10, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2017, American Midstream GP, LLC, the general partner (the “General Partner”) of American Midstream Partners, LP, entered into a Fourth Amended and Restated Limited Liability Company Agreement (the “Amended GP Agreement”). The Amended GP Agreement amended and restated the Third Amended and Restated Limited Liability Company Agreement of the General Partner in order to reflect certain internal reorganizations, including, among other things, (i) the transfer of the Class B Membership Interests from AIM Midstream Holdings, LLC to Magnolia Infrastructure Holdings, LLC (“Magnolia”); (ii) the transfer of the Class A Membership Interests and Class B Membership Interests from Magnolia to its subsidiary AMID GP Holdings, LLC (“AMID Holdings”); and (iii) the conversion of the Class B Membership Interests into Additional Class A Membership Interests such that the Class B Membership Interests ceased to exist. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Amended GP Agreement.

The description of the Amended GP Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Amended GP Agreement, which is filed as Exhibit 3.1 hereto, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated August 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP By: AMERICAN MIDSTREAM GP, LLC its General Partner

By:		/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

August 15, 2017

EXHIBITS INDEX

Exhibit Number	Description

3.1	Fourth Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated August 10, 2017

4